Exhibit 1.2
Execution copy
12,500,000 Shares
HEALTH CARE REIT, INC.
6.50% Series I Cumulative Convertible Perpetual Preferred Stock
($1.00 Par Value)
UNDERWRITING AGREEMENT
March 1, 2011
UBS Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
Barclays Capital Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
As Representatives of the Several Underwriters
      c/o UBS Securities LLC
          299 Park Avenue
          New York, New York 10171-0026
Ladies and Gentlemen:
     Health Care REIT, Inc., a Delaware corporation (the “Company”), proposes to sell to the underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”), an aggregate of 12,500,000 shares (the “Firm Shares”) of the Company’s 6.50% Series I Cumulative Convertible Perpetual Preferred Stock, $1.00 par value per share (the “Preferred Stock”). The Company also proposes to sell at the Underwriters’ option an aggregate of up to 1,875,000 additional shares of the Company’s Preferred Stock (the “Option Shares”) as set forth below. The Preferred Stock shall be convertible into shares (the “Conversion Shares”) of the Company’s Common Stock, $1.00 par value per share (the “Common Stock”). The dividend payment dates, conversion provisions, rank and other terms of the Preferred Stock are set forth in the Certificate of Designation relating to the Preferred Stock (the “Certificate”) to be filed with Secretary of State of Delaware (the “Secretary”). It is understood that the Company proposes, and is concurrently entering into an agreement, subject to the terms and conditions stated therein to issue and sell to the underwriters named therein, an aggregate of 25,000,000 shares (or 28,750,000 shares if the underwriters exercise their overallotment option in full) of Common Stock. This offering is not conditioned on the completion of the offering of Common Stock and the offering of Common Stock is not conditioned on the completion of this offering.
     As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement and (b) that the Underwriters are willing to purchase, acting severally and not jointly, the Firm Shares set forth in Schedule I hereto, plus such Option Shares if the Underwriters elect to exercise the over-allotment option in whole or in part for the account of the Underwriters. The Firm Shares and the Option Shares (to the extent such option is exercised) are herein collectively sometimes referred to as the “Shares.”
     The Company has entered into a purchase agreement dated as of February 28, 2011 (the “Acquisition Agreement”) among the Company, FC-GEN Investment, LLC (“FC-GEN”) and FC-GEN

Operations Investment, LLC, pursuant to which the Company will purchase (the “Acquisition”) 100% of the equity interests of FC-GEN Acquisition Holding, LLC (“FC-GEN Acquisition Holding”), which indirectly owns senior housing and care facilities.
     In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:
     1. Representations and Warranties of the Company. The Company represents and warrants to the Underwriters as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Date (as defined below) as follows:
     (i) An “automatic shelf registration statement” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-159040) in respect of the Shares and the Conversion Shares, including a form of prospectus (the “Base Prospectus”), has been prepared and filed by the Company not earlier than three years prior to the date hereof, in conformity with the requirements of the Securities Act, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”). The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Copies of such registration statement, including any amendments thereto, the Base Prospectus, as supplemented by any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares and the Conversion Shares filed with the Commission pursuant to Rule 424(b) under the Securities Act (a “Preliminary Prospectus”), and including the documents incorporated in the Base Prospectus by reference, and the exhibits, financial statements and schedules to such registration statement, in each case as finally amended and revised, have heretofore been delivered by the Company to the Representatives. Such registration statement is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Securities Act and contained in the Prospectus referred to below, has become effective under the Securities Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. “Prospectus” means the form of prospectus relating to the Shares and the Conversion Shares first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Securities Act and in accordance with Section 4(i) hereof. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Securities Act, and prior to the termination of the offering of the Shares by the Underwriters.
     (ii) As of the Applicable Time (as defined below), neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free

Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein. As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 11:20 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.
     “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.
     “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule II to this Agreement.
     “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.
     (iii) The Company and each of its Subsidiaries (as defined below) has been duly organized and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; the Company and each of its Subsidiaries is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification, and in which the failure to qualify would (a) have a materially adverse effect upon the business of the Company and its Subsidiaries, taken as a whole or (b) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement (each of (a) and (b) above, a “Material Adverse Effect”). All of the Company’s subsidiaries are listed in Schedule IV hereto (the “Subsidiaries”).
     (iv) The information contained in the line items “Preferred Stock” and “Common Stock” set forth in the consolidated balance sheet as of December 31, 2010 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in the section captioned “Capitalization” in the Prospectus (and any similar section or information contained in the General Disclosure Package) sets forth the authorized, issued and outstanding capital stock of the Company at the indicated date, and, except for issuances since such date of (a) 472,986 shares of Common Stock under the Company’s Dividend Reinvestment and Stock Purchase Plan, as amended, (b) 193,707 shares of Common Stock under the Company’s Amended and Restated 2005 Long-Term Incentive Plan, and (c) 349,854 shares of the Company’s Series H Convertible Preferred Stock, there has been no material change in such information since December 31, 2010; all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the shares of Common Stock of the Company are duly listed on the New York Stock Exchange (“NYSE”); the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully-paid and non-assessable;

and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. The Conversion Shares have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon conversion and in accordance with the Certificate, will be validly issued, fully paid and non-assessable, and no preemptive or similar rights of stockholders will exist with respect to any of the Conversion Shares or the issuance thereof.
     (v) The shares of authorized capital stock of the Company, including the Shares and the Conversion Shares, conform in all material respects with the statements concerning them in the Registration Statement, the General Disclosure Package and the Prospectus. The Shares conform to the provisions of the Certificate and the relative rights, preferences, interests and powers of such Shares are as set forth in the Certificate.
     (vi) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement complies, and the Prospectus and any amendments or supplements thereto will comply, as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder. The documents incorporated, or to be incorporated, by reference in the Prospectus, at the time filed with the Commission complied or will comply, as to form in all material respects to the requirements of the Securities Exchange Act of 1934 (“Exchange Act”) or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder. The Registration Statement and any amendment thereto do not contain, and, at all times during the period that begins on the date hereof and ends as of the Closing Date, and as of the Closing Date or the Option Closing Date, as the case may be, will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and, at all times during the period that begins on the date hereof and ends as of the Closing Date, and as of the Closing Date or the Option Closing Date, as the case may be, will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 13 herein.
     (vii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.
     (viii) The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities

Act and consistent with Section 4(ii) below. The Company will file with the Commission all Issuer Free Writing Prospectuses required to be filed with the Commission in the time and manner required under Rules 163(b)(2) and 433(d) under the Securities Act.
     (ix) (a) At the time of filing the Registration Statement, (b) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (c) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 under the Securities Act and (d) at the date hereof, the Company is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration form.
     (x) (a) At the earliest time after the filing the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and (b) as of the date hereof (with such date being used as the determination date for purposes of this clause(b)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares as contemplated by the Registration Statement.
     (xi) The financial statements of the Company, together with related notes and schedules, as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the consolidated financial position and the results of operations of the Company and its Subsidiaries at the indicated dates and for the indicated periods. Such financial statements and the related notes and schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. All pro forma financial statements or data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply with the applicable requirements of the Securities Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The summary financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and, to the extent based upon or derived from the financial statements, have been compiled on a basis consistent with the financial statements presented therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus, including the documents incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, to the extent applicable.

     (xii) There is no action or proceeding pending or, to the knowledge of the Company, threatened (a) against the Company or its Subsidiaries or (b) involving any property of the Company or its Subsidiaries before any court or administrative agency which, if determined adversely to the Company or its Subsidiaries, would reasonably be expected to result in any Material Adverse Effect, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
     (xiii) The Company, together with its Subsidiaries, has good and marketable title to all of the properties and assets reflected in the financial statements hereinabove described (or as described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by it), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement, the General Disclosure Package and the Prospectus) or which are not material in amount or which do not materially interfere with the use made or proposed to be made of the property. The leases, agreements to purchase and mortgages to which the Company or any of its Subsidiaries is a party, and the guaranties of third parties (a) are the legal, valid and binding obligations of the Company, its Subsidiaries and, to the knowledge of the Company, of all other parties thereto, and the Company knows of no default or defenses currently existing with respect thereto which would reasonably be expected to result in any Material Adverse Effect, and (b) conform to any descriptions thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus. Each mortgage which the Company or any of its Subsidiaries holds on the properties described in the Registration Statement, the General Disclosure Package and the Prospectus constitutes a valid mortgage lien for the benefit of the Company or its Subsidiary, as the case may be, on such property.
     (xiv) The Company has filed all Federal, state and foreign income tax returns which have been required to be filed and has paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Company.
     (xv) Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented (a) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries considered as one enterprise or the earnings, capital stock (except that issued and outstanding capital stock of the Company has increased due to issuances since such date of (a) 472,986 shares of Common Stock under the Company’s Dividend Reinvestment and Stock Purchase Plan, as amended, (b) 193,707 shares of Common Stock under the Company’s Amended and Restated 2005 Long-Term Incentive Plan, and (c) 349,854 shares of the Company’s Series H Convertible Preferred Stock), business affairs, management, or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not occurring in the ordinary course of business, (b) there have been no liabilities or obligations incurred by the Company or any of its Subsidiaries that are material with respect to the Company and its Subsidiaries considered as one enterprise, and (c) there have been no transactions entered into by the Company or any of its Subsidiaries that are material with respect to the Company and its Subsidiaries considered as one enterprise, other than transactions in the ordinary course of business. There are no contingent obligations of the Company or any of its Subsidiaries that are material with respect to the Company and its Subsidiaries considered as one enterprise that are not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.
     (xvi) The Company is not in violation of its charter or by-laws. No Subsidiary is in violation of its charter or by-laws, which violation will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries are (a) in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound, (b) in violation of any statute, or (c) in violation of any order, rule or regulation applicable to the Company, its Subsidiaries or its properties, of any court or of any regulatory body, administrative agency or other governmental body, any of which defaults or violations described in clauses (a) through (c) will have, or after any required notice and passage of any applicable grace period would have, a Material Adverse Effect. The issue and sale of the Shares and the performance by the Company of all of its obligations under this Agreement and the consummation of the transactions herein contemplated and the transactions described in the General Disclosure Package and the Prospectus under the caption “The Acquisition” and the fulfillment of the terms hereof will not after any required notice and passage of any applicable grace period conflict with or constitute a violation of any statute or conflict with or result in a breach of any of the terms or provisions of, constitute a default under or result in the imposition of any lien pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company, or any of its Subsidiaries, is a party or by which it or any of its properties may be bound, or a violation of its charter or by-laws or any order, rule or regulation applicable to the Company, its Subsidiaries or its properties of any court or of any regulatory body, administrative agency or other governmental body.
     (xvii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (“FINRA”) or may be necessary to qualify the Shares and the Conversion Shares for public offering by the Underwriters under state securities or Blue Sky laws) or the Acquisition Agreement (except as provided in the Acquisition Agreement with respect to the consummation of the Acquisition and only as to the Company’s obligations under the Acquisition Agreement) has been obtained or made by the Company, and is in full force and effect.
     (xviii) The Company and its Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their businesses and neither the Company nor any of its Subsidiaries have received any notice of infringement or of conflict with asserted rights of others with respect to any patents, patent rights, trade names, trademarks or copyrights, which infringement is material to the business of the Company and its Subsidiaries.
     (xix) The Company qualifies as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, has so qualified for the taxable years ended December 31, 1984 through December 31, 2010 and no transaction or other event has occurred or is contemplated which would prevent the Company from so qualifying for its current taxable year.

     (xx) To the best of the Company’s knowledge, the accountants who have certified certain of the financial statements and related schedules filed with the Commission as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”), in the case of the Company, or as required by Rule 101 of the Code of Professional Conduct of the AICPA, in the case of FC-GEN Acquisition Holding.
     (xxi) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management’s general or specific authorization; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (xxii) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (a) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (b) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (xxiii) Since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (a) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (b) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.
     (xxiv) To the knowledge of the Company, after inquiry of its officers and directors, there are no affiliations with any FINRA member firm among the Company’s officers, directors, or principal stockholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise disclosed in writing to the Underwriters.
     (xxv) This Agreement has been duly authorized, executed and delivered by the Company. The Certificate has been, or by the Closing Date will be, duly authorized and executed by the Company and filed by the Company with the Secretary.

     (xxvi) Neither the Company nor any of its officers or directors has taken nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M promulgated under the Exchange Act, or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of the Company’s Common Stock or Preferred Stock. The Company acknowledges that the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Company’s Common Stock and the Preferred Stock, including stabilizing bids, syndicate covering transactions and the imposition of penalty bids.
     (xxvii) The Shares and Conversion Shares have been, or as of the Closing Date will be, approved for listing subject to official notice of issuance on the NYSE.
     (xxviii) The Company is not, and immediately after the sale of the Shares pursuant to the terms and conditions of this Agreement will not be, an “investment company” within the meaning of the Investment Company Act of 1940.
     (xxix) The Acquisition Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, and, assuming the due authorization, execution and delivery thereof by the other parties thereto, enforceable against the Company in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. The Company reasonably believes that the Acquisition will be consummated in all material respects on the terms and by the date and as contemplated by the General Disclosure Package, the Prospectus and the Acquisition Agreement. The consummation of the Acquisition would not reasonably be expected to have a Material Adverse Effect, with FC-GEN Acquisition Holding considered to be a Subsidiary of the Company for purposes of this Section 1(xxix).
     (xxx) To the knowledge of the Company, the representations and warranties contained (A) in paragraphs (iii), (xii), (xiii), (xv), (xvi) and (xviii) of this Section 1 are true and correct with each reference to Subsidiary deemed to include FC-GEN Acquisition Holding, for purposes of this clause (A); (B) in paragraph (vi) of this Section 1 are true and correct with respect to any information regarding FC-GEN Acquisition Holding contained in the Registration Statement, the General Disclosure Package and the Prospectus; and (C) in paragraph (xi) of this Section 1 are true and correct with respect to the financial statements and any supporting schedules of FC-GEN Acquisition Holding included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; except in each of (A), (B) and (C) where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, with FC-GEN Acquisition Holding considered to be a Subsidiary of the Company for purposes of this Section 1(xxx).
     2. Purchase, Sale and Delivery of the Shares. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a price of $48.50 per Share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof).
          Payment for the Firm Shares to be sold hereunder is to be made by Federal Funds wire transfer to an account designated by the Company for the Firm Shares to be sold by the Company against delivery of the Firm Shares therefor to the Representatives. Such payment and delivery are to be made at the offices of Calfee, Halter & Griswold LLP, 1400 KeyBank Center, 800 Superior Avenue, Cleveland, OH 44114 at 10:00 a.m. New York time, on March 7, 2011 or at such other time and date thereafter as the Representatives and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the NYSE is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed). The Firm Shares will be delivered by Mellon Investor Services LLC (the “Transfer Agent”) in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be delivered through book entry facilities of The Depository Trust Company (“DTC”) and made available for inspection by the Representatives at least one business day prior to the Closing Date at such place as the Representatives, DTC and the Company shall agree.
          In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase severally the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving notice at any time and from time to time within 30 days after the date of this Agreement, by the Representatives to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such Option Shares are to be delivered. The time and date at which the Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). Notwithstanding the preceding sentence, if the option is exercised at least one day prior to the Closing Date, the notice of the exercise shall set the Closing Date as the Option Closing Date. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. The Representatives may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made by Federal Funds wire transfer to an account designated by the Company for the Option Shares to be sold by the Company against delivery of the Option Shares through the facilities of DTC. Such payment and delivery are to be made at the offices of Calfee, Halter & Griswold LLP, 1400 KeyBank Center, 800 Superior Avenue, Cleveland, OH 44114, at 10:00 a.m. New York time, on the Option Closing Date. To the extent, if any, that the option is exercised, the Option Shares will be delivered by the Transfer Agent in such denominations and in such registrations as the Representatives request in writing not later than the second full business day prior to the Option Closing Date, and will be delivered through book entry facilities of DTC and made available for inspection by the Representatives at least one business day prior to the Option Closing Date at such place as the Representatives, DTC and the Company shall agree.
     3. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Shares as soon as the Representatives deem it advisable to do so. The Shares are to be initially offered to the public at the price and upon the terms set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.
     4. Covenants of the Company. The Company covenants and agrees with the Underwriters that:
     (i) The Company will (a) prepare and timely file with the Commission under Rule 424(b) (without reliance on Rule 424(b)(8)) under the Securities Act a prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Securities Act, (b) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations for so long as the Representatives may deem necessary in order to complete the distribution of the Shares and (c) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters; provided, however, that for each such report or preliminary or definitive proxy or information statement, the Company will not file any such report or preliminary or definitive proxy or information statement, or amendment thereto, of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Exchange Act.
     (ii) The Company will (a) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission under Rule 433 under the Securities Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule II hereto, (b) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (c) comply with the requirements of Rules 163, 164 and 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (d) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.
     (iii) The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Shares, in form and substance satisfactory to the Representatives and as described on Schedule III, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.
     (iv) The Company will advise the Representatives promptly (a) when any post-effective amendment to the Registration Statement or new registration statement relating to the Shares and the Conversion Shares shall have become effective, or any supplement to the Prospectus shall have been filed, (b) of the receipt of any comments from the Commission, (c) of any request of the Commission for amendment of the Registration Statement or the filing of a new registration statement or any amendment or supplement to the General Disclosure Package or the Prospectus or any document incorporated by reference therein or otherwise deemed to be a part thereof or for any additional information, and (d) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose for so long as the Representatives may deem necessary in order to complete the distribution of the Shares, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and the Company will use its best efforts to prevent (x) the issuance of any such stop order suspending the effectiveness of the Registration Statement or such new registration statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or (y) any such suspension of the qualification of the Shares for offering or sale in any jurisdiction, and to obtain as soon as possible the lifting of any such order, if issued, or such suspension of qualification.
     (v) The Company will pay the fees applicable to the Registration Statement in connection with the offering of the Shares and the Conversion Shares within the time required by Rule 456(b)(1)(i) under the Securities Act (without reliance on the proviso to Rule 456(b)(1)(i) under the Securities Act) and in compliance with Rule 456(b) and Rule 457(r) under the Securities Act.
     (vi) If at any time when Shares remain unsold by the Underwriters the Company receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (a) promptly notify the Representatives, (b) promptly file a new registration statement or post-effective amendment on the proper form relating to the Shares and the Conversion Shares, in a form satisfactory to the Representatives, (c) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable (if such filing is not otherwise effective immediately pursuant to Rule 462 under the Securities Act), and (d) promptly notify the Representatives of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the Registration Statement that was the subject of the notice under Rule 401(g)(2) under the Securities Act or for which the Company has otherwise become ineligible. References herein to the Registration Statement relating to the Shares and the Conversion Shares shall include such new registration statement or post-effective amendment, as the case may be.
     (vii) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares and the Conversion Shares, in a form satisfactory to the Representatives. If the Company is not eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     (viii) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus or any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will furnish upon request to the Representatives signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith.
     (ix) The Company will comply with the Securities Act and the Rules and Regulations and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. Subject to the provisions of Section 4(i) above, if during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Securities Act) is required by law to be delivered by an Underwriter or a dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will either (a) prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus or (b) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with law.
     (x) If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (a) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (b) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.
     (xi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement (which need not be audited) in reasonable detail, covering a period of twelve consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.
     (xii) The Company will, for a period of five years from the Closing Date, furnish upon request to the Representatives, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year and the Company will furnish upon request to the

Representatives, as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.
     (xiii) The Company will use the net proceeds from the sale of the Shares pursuant to this Agreement in the manner specified under the heading “Use of Proceeds” in the Prospectus.
     (xiv) No offering, sale, other disposition or any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Preferred Stock or Common Stock or any securities of the Company that are convertible into, exchangeable or exercisable for, or substantially similar to the Preferred Stock or the Common Stock or on parity with or senior to the Preferred Stock or the Common Stock (with respect to distribution rights or payments upon the Company’s liquidation, dissolution or winding up) will be made for a period of 30 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, except that the Company may, without such consent, (a) issue securities under the Company’s equity compensation plans for officers, employees, and non-employee directors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010; (b) issue shares upon the exercise of options or other stock rights issued pursuant to the Company’s equity compensation plans for officers, employees, and non-employee directors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and the Windrose Medical Properties Trust 2002 Stock Incentive Plan; (c) sell shares of Common Stock pursuant to the Third Amended and Restated Dividend Reinvestment and Stock Purchase Plan filed with the Commission on May 10, 2010; (d) issue shares of Common Stock upon conversion of any 4.75% Convertible Senior Notes due 2026, 4.75% Convertible Senior Notes due 2027 and 3.00% Convertible Senior Notes due 2029 outstanding as of the date hereof; (e) issue shares upon conversion of any of the Company’s Series H Preferred Stock or the Shares. Notwithstanding the foregoing, nothing in this paragraph (xiv) shall restrict the Company from completing the offering of Common Stock contemplated to be conducted concurrently with the offering contemplated by this Agreement.
     (xv) The Company will use its best efforts to list the Shares and the Conversion Shares, subject to official notice of issuance, on the NYSE and maintain the listing of the Shares and the Conversion Shares issuable upon conversion of the Shares on the NYSE. The Company will reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue Conversion Shares.
     5. Costs and Expenses. The Company will pay all costs, expenses and fees incident to the performance of its obligations under this Agreement, including, without limiting the generality of the foregoing, the following: the fees incident to the issuance and delivery of the Shares; accounting fees of the Company (accounting fees of FC-GEN Acquisition Holding are to be paid by FC-GEN pursuant to the Acquisition Agreement); the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters, copies of the Registration Statement, the Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the applicable listing agreement for the NYSE; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares; the fees incident to the listing of the Shares and the Conversion Shares on the NYSE and the applicable listing agreement with the NYSE. Any transfer taxes imposed on the sale of the

Shares to the several Underwriters will be paid by the Company. The Company shall not, however, be required to pay for any of the Underwriters’ expenses except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 6 hereof, or this Agreement is terminated pursuant to Section 10(i)(a) or Section 10(i)(g) hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder, but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by any of them of the Shares.
     6. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:
     (i) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission. The Prospectus and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Securities Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request by the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction.
     (ii) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (a) any intended or potential downgrading or (b) any review or possible change that does not indicate an affirmation or improvement in the rating, if any, accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (iii) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, the opinion of Shumaker, Loop & Kendrick, LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Representatives, as representatives of the several Underwriters, to the effect that:
     (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.

     (b) The Company is duly qualified to transact business in all jurisdictions in which the Company owns or leases real property, and in which the failure to qualify would have a Material Adverse Effect.
     (c) The information contained in the line items “Preferred Stock” and “Common Stock” set forth in the consolidated balance sheet as of December 31, 2010 contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in the section captioned “Capitalization” in the Prospectus (and any similar section or information contained in the General Disclosure Package) sets forth the authorized, issued and outstanding capital stock of the Company at the indicated date; the authorized shares of capital stock of the Company have been duly authorized; the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the certificates for the Shares or the uncertificated Shares, as the case may be, are in due and proper form; the shares of Preferred Stock, including Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. The Conversion Shares have been duly authorized and reserved for issuance by the Company and, when issued and delivered upon conversion and in accordance with the Certificate, will be validly issued, fully paid and non-assessable and no preemptive or similar rights of stockholders will exist with respect to any of the Conversion Shares or the issuance thereof. The Certificate is in full force and effect. The Shares conform to the provisions of the Certificate and the relative rights, preferences, interest and powers of the Shares are as set forth in the Certificate.
     (d) The Registration Statement has become effective under the Securities Act and, to such counsel’s knowledge no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act.
     (e) The Registration Statement, at the time the Registration Statement became effective, and the Prospectus, as of the date of the Prospectus and as of the date hereof, and any amendment or supplement thereto, as of the date thereof, each complied as to form in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission promulgated under the Securities Act (except in each case such counsel need express no opinion as to the financial statements, schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom). The documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (other than the financial statements, schedules and other financial or statistical data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), at the respective times such documents were filed with the Commission, complied as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.
     (f) The statements under the captions “Description of Series I Preferred Stock,” “Description of Our Preferred Stock” and “Description of Our Common Stock” in the General Disclosure Package and the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.
     (g) The statements under the caption “Certain Government Regulations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and any amendments thereto, as to matters of law stated therein, have been reviewed by such counsel and fairly summarize in all material respects the matters described therein which are material to the business or condition (financial or otherwise) of the Company.
     (h) Such counsel does not know of any contracts or documents required to be filed as exhibits to or incorporated by reference in the Registration Statement or described in the Registration Statement or the Prospectus or any amendment or supplement thereto which are not so filed, incorporated by reference or described as required, and the provisions of such contracts and documents that are required to be described in the Registration Statement or the Prospectus or any amendment or supplement thereto are fairly summarized therein in all material respects.
     (i) Such counsel knows of no material legal proceedings pending or threatened against the Company, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.
     (j) The execution and delivery of this Agreement and the Certificate and the consummation of the transactions herein contemplated, including the issuance and sale of the Shares, the issuance of any Conversion Shares upon conversion of the Shares and the performance by the Company of its obligations under this Agreement and the Certificate, do not and will not after any required notice and passage of any applicable grace period conflict with or constitute a violation of any statute or conflict with or result in a breach of any of the terms or provisions of, constitute a default under or result in the imposition of any lien pursuant to (1) the charter or by-laws of the Company, (2) any agreement or instrument known to such counsel to which the Company is a party or by which the Company or the Company’s properties may be bound, which conflict, violation, breach, default or lien could reasonably be expected to have a Material Adverse Effect or (3) any order known to such counsel or rule or regulation of any court or governmental agency or body which in the experience of such counsel is customarily applicable to the transactions herein contemplated (except that such counsel expresses no opinion with respect to any requirement of FINRA or pursuant to any state securities or Blue Sky laws).
     (k) This Agreement has been duly authorized, executed and delivered by the Company. The Certificate has been duly authorized, executed and delivered by the Company and filed on behalf of the Company with the Secretary.
     (l) The Shares and the Conversion Shares conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.
     (m) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery by the Company of this Agreement and the performance by the Company of its obligations thereunder (other than as may be required by the Commission or FINRA or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made by the Company, specifying the same.
     (n) The Company is not, and immediately after the sale of the Shares pursuant to the terms and conditions of this Agreement will not be, an “investment company” within the meaning of the Investment Company Act of 1940.
     (o) Any required filing pursuant to Rule 433 under the Securities Act of each Issuer Free Writing Prospectus that is identified on Schedule II hereto has been made within the time period required by Rule 433(d) under the Securities Act and any required filing of the Preliminary Prospectus, the Prospectus and any supplement thereto pursuant to Rule 424 under the Securities Act has been made in the manner and within the time period required by Rule 424 under the Securities Act.
     In addition, either such counsel or Arnold & Porter LLP, special tax counsel to the Company, will provide an opinion, based on such counsel’s own review of the Company’s certificate of incorporation, stating that the Company was organized and continues to be organized in conformity with the requirements for qualification as a real estate investment trust under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and, based on such counsel’s review of the Company’s federal income tax returns and discussions with management and independent public accountants for the Company, that the Company, taking into account operations for its taxable and fiscal years ended December 31, 2003 through December 31, 2010, satisfied the requirements for qualification and taxation as a real estate investment trust under the Code for such years and that its proposed method of operation will enable it to meet the requirements for qualification and taxation as a real estate investment trust under the Code for its taxable and fiscal year ending December 31, 2011. Furthermore, such counsel shall opine that the statements contained under the caption “Additional U.S. Federal Income Tax Considerations” in the General Disclosure Package and the Prospectus and under the heading “Taxation” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and any amendments thereto, are correct and accurate in all material respects and present fairly and accurately the material aspects of the federal income tax (i) treatment of the Company and (ii) considerations that are likely to be material to a holder of the Preferred Stock.
     In rendering such opinion, such counsel may rely as to matters governed by the laws of states other than the laws of the State of Ohio, the corporate laws of the State of Delaware or Federal laws on local counsel in such jurisdictions, provided that in such case such counsel shall state that they believe that they and the Underwriters are justified in relying on such other counsel and such other counsel shall indicate that the Underwriters may rely on such opinion. As to matters of fact, to the extent they deem proper, such counsel may rely on certificates of officers of the Company and public officials so long as such counsel states that they have no reason to believe that either the Underwriters or they are not justified in relying on such certificates. In addition to the matters set forth above, the opinion of Shumaker, Loop & Kendrick, LLP shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (a) the Registration Statement, as of the time of its effectiveness for purposes of Section 11 of the Securities Act and as of the Applicable Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (c) the Prospectus, or any supplement thereto, as of its date and as of the Closing Date or the Option Closing Date, as the case may be, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements, schedules and other financial data included therein). With respect to such statement, Shumaker, Loop & Kendrick, LLP may state that this statement is based upon the procedures set forth or incorporated by reference therein, but is without independent check and verification.
     (iv) The Representatives shall have received from Calfee, Halter & Griswold LLP and Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, on the Closing Date and the Option Closing Date, if any, opinions dated the Closing Date or the Option Closing Date, as the case may be, with respect to the organization of the Company, the validity of the Shares, the Registration Statement, the General Disclosure Package and the Prospectus, and other related matters as the Representatives reasonably may request and such counsel shall have received such papers and information as they reasonably request to enable them to pass upon such matters.
     (v) At the time of execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a signed letter, in form and substance satisfactory to the Representatives, dated the date hereof (a) confirming that they are an independent registered public accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act, the Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission and (b) stating the conclusions and findings of such firm with respect to the financial information examined by them and included or incorporated by reference in the Registration Statement and the General Disclosure Package and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (vi) With respect to the letter of Ernst & Young LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter, in form and substance satisfactory to the Representatives (the “bring-down letter”), of such accountants, dated the Closing Date and the Option Closing Date, if any, (a) confirming that they are an independent registered public accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act, the Rules and Regulations and the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (b) stating the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and the financial information examined by them and included in the Prospectus and (c) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (vii) At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a signed letter, in form and substance satisfactory to the Representatives, dated the date hereof (a) confirming that they are an independent registered public accounting firm with respect to FC-GEN Acquisition Holding as required by Rule 101 of the Code of Professional Conduct of the AICPA and (b) stating the conclusions and findings of such firm with respect to the financial information of FC-GEN Acquisition Holding examined by them and included or incorporated by reference in the Registration Statement and the General Disclosure Package and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to underwriters in connection with registered public offerings.
     (viii) With respect to the letter of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Company shall have furnished to the Representatives a letter, in form and substance satisfactory to the Representatives (the “bring-down letter”), of such accountants, dated the Closing Date and the Option Closing Date, if any, (a) confirming that they are an independent registered public accounting firm with respect to FC-GEN Acquisition Holding as required by Rule 101 of the Code of Professional Conduct of the AICPA, (b) stating the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and the financial information examined by them and included in the Prospectus and (c) confirming in all material respects the conclusions and findings set forth in the initial letter.
     (ix) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Chairman of the Board and Chief Executive Officer and the Senior Vice President and Chief Financial Officer of the Company to the effect that on and as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:
     (a) The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission.
     (b) Subsequent to the delivery of this Agreement and prior to the Closing Date or the Option Closing Date, as the case may be, there shall not have occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate an affirmation or improvement in the rating, if any, accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) of the Securities Act.
     (c) He does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus which is not so disclosed therein or in a document incorporated by reference therein; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed therein or in a document incorporated by reference therein.
     (d) He has carefully examined the General Disclosure Package and any individual Limited Use Free Writing Prospectus and, in his opinion, as of the Applicable Time, the statements contained in the General Disclosure Package and any individual Limited Use Free Writing Prospectus did not contain any untrue statement of a material fact, and such General Disclosure Package and any individual Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) He has carefully examined the Registration Statement and the Prospectus and in his opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement, including any document incorporated by reference therein, were true and correct, and such Registration Statement and Prospectus, or any document incorporated by reference therein, did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.
     (f) The representations and warranties of the Company as set forth in this Agreement are true and correct as of the Closing Date or the Option Closing Date, as the case may be, as if made on such date. The Company has performed all of its obligations under this Agreement as are to be performed at or before the Closing Date or the Option Closing Date, as the case may be. The representations and warranties made in this clause (f) shall be deemed made by the Company.
     (x) The Representatives shall have received at or prior to the Closing Date, an agreement, in form and substance satisfactory to the Representatives, signed by the executive officers of the Company listed on Schedule V hereto (the “Executive Officers”) to the effect that they will not, prior to the expiration of 30 days from the date of this Agreement, offer, sell, swap or otherwise dispose of any shares of Preferred Stock, Common Stock, securities of the Company convertible into, exchangeable or exercisable for, or substantially similar to the Preferred Stock or Common Stock or on parity with or senior to the Preferred Stock or Common Stock (with respect to distribution rights or payments upon the Company’s liquidation, dissolution or winding up), or any securities that the Executive Officers have, or will have, the right to acquire through the exercise of options, warrants, subscription or other rights, without the prior written consent of UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, except (a) pursuant to bona fide gifts, provided that the Company shall have delivered to UBS Securities LLC written consent to such gift, but in no event shall the gifts under this subsection (a) of the Executive Officers exceed 75,000 shares of Common Stock in the aggregate, (b) pursuant to routine dispositions under Rule 10b5-1 Sales Plans entered into by certain Executive Officers prior to or after the date hereof, but in no event shall the dispositions under this subsection (b) of the Executive Officers exceed 300,000 shares of Common Stock in the aggregate, and (c) shares obtained pursuant to the Company’s equity compensation plans for officers, employees, and non-employee directors, provided that the Company shall have delivered to UBS Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC written consent to such sale, but in no event shall the sales under this subsection (c) of the Executive Officers exceed 500,000 shares of Common Stock in the aggregate.
     (xi) The Shares to be sold by the Company and the Conversion Shares as of the Closing Date or the Option Closing Date, as the case may be, shall have been duly approved for listing, subject to notice of issuance, on the NYSE.

          The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Calfee, Halter & Griswold LLP, counsel for the Underwriters.
          If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telecopy at or prior to the Closing Date. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).
     7. Conditions of the Obligations of the Company. The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.
     8. Indemnification.
     (i) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Securities Act (each, an “Affiliate”), its officers and directors, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which such Underwriter or such Affiliate, officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, or (b) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the case of the Registration Statement or any amendment thereto, or in the case of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, in light of the circumstances under which they were made, and will reimburse each such Underwriter and each such Affiliate, officer, director or controlling person for any legal or other expenses reasonably incurred by such Underwriter or such Affiliate, officer, director or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (ii) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the case of the Registration Statement or any amendment thereto, or in the case of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement thereto, in the light of the circumstances under which they were made, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated by reference in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof as described in Section 13 of this Agreement. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.
     (iii) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided that the failure to so notify will not relieve the indemnifying party from any liability that the indemnifying party may have on account of the provisions of Sections 8(i) or (ii) or otherwise, except to the extent that the indemnifying party shall not have otherwise learned of such proceeding and such failure is materially prejudicial to the indemnifying party. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event (a) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties and one local counsel. Such firm shall be designated in writing by the Representatives in the case of parties indemnified pursuant to Section 8(i) and by the Company in the case of parties indemnified pursuant to Section 8(ii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which such indemnified party is a party and indemnity was sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the fifth sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent to which the indemnification obligations of the Company hereunder are applicable if (a) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (b) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement (unless the indemnified party is contesting in good faith the amount so reimbursable).
     (iv) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless to the extent required therein an indemnified party under Sections 8(i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(iii) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Underwriters bear to the total proceeds of the offering (the proceeds received by the Underwriters being equal to the total underwriting discounts and commissions received by the Underwriters), in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(iv). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(iv) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(iv), (a) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (b) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations under this Section 8(iv) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (v) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.
     9. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telecopied and confirmed as follows: if to the Underwriters, to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department (Fax: (212) 713-3460), to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, with a copy to ECM Legal, to Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, Fax: (646) 834-8133, to Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York 10005, Attention: Equity Capital Markets with a copy to the General Counsel, to J.P. Morgan Securities LLC, 383 Madison Avenue, NYC 10179, Attention: Equity Syndicate Desk and to Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152 Attention: Equity Syndicate; if to the Company, to Health Care REIT, Inc., 4500 Dorr Street, Toledo, Ohio 43615, or via fax at (419) 247-2826, Attention: George L. Chapman, Chairman of the Board, Chief Executive Officer and President.
     10. Termination. This Agreement may be terminated by the Representatives by notice to the Company as follows:
     (i) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Option Shares) if any of the following has occurred: (a) since the date hereof, any adverse change or any development involving a prospective adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management or business prospects of the Company, whether or not arising in the ordinary course of business, that, in your judgment, is material so as to make the offering or delivery of the Shares impracticable or inadvisable, (b) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make the offering or delivery of the Shares impracticable or inadvisable, (c) trading in securities generally on the NYSE, the NYSE Amex Equities or the NASDAQ, or in the Company’s securities on the NYSE, shall have been suspended or materially limited (other than limitations on hours or numbers of days of trading) or minimum prices shall have been established for securities on any such exchange, (d) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company, (e) declaration of a banking moratorium by either federal or New York State authorities or material disruption in securities settlement or clearance services in the United States, (f) any litigation or proceeding is pending or threatened against any Underwriter which seeks to enjoin or otherwise restrain, or seeks damages in connection with, or questions the legality or validity of this Agreement or the transactions contemplated hereby, or (g) any downgrading, or the giving of any notice of (1) any intended or potential downgrading or (2) any review or possible change that does not indicate an affirmation or improvement in the rating, if any, accorded to any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; or
     (ii) as provided in Sections 6 and 11 of this Agreement.
     11. Default by Underwriters. If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date (except in the event of a default on the part of the Company), and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is ten percent or less of the aggregate number of Shares to be purchased on such date, the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Shares by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default (except in the event of a default on the part of the Company) occurs is more than ten percent of the aggregate number of Shares to be purchased, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing or the Option Closing, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11. Any action taken under this Section 11 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     12. Successors. This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares merely because of such purchase.
     13. Information Provided by Underwriters. The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by the Underwriters to the

Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the information set forth in the third and tenth through sixteenth paragraphs (provided that, with respect to such sixteenth paragraph, only the Underwriter that maintains a website through which information relating to the sale of the Shares is provided shall be deemed to have provided information through such website for purposes of this Section 13 and the information so provided shall be deemed to include only the information contained in such website other than the Prospectus) under the caption “Underwriting” in the Prospectus.
     14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (iii) delivery of and payment for the Shares under this Agreement.
          The Company hereby acknowledges that each of the Underwriters is acting solely as an underwriter in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that any Underwriter act or be responsible as a fiduciary to the Company, its management, stockholders, creditors or any other person in connection with any activity that any Underwriter may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The Company and the Underwriters each submits to the exclusive jurisdiction of the courts of the State of New York located in the City and County of New York and the United States District Court for the Southern District of New York with respect to any action or dispute in any way arising out of or relating to this Agreement. Each of the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Underwriters waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.
[The remainder of this page is intentionally left blank.]

          If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

HEALTH CARE REIT, INC.

By: Name:	/s/ George L. Chapman George L. Chapman
Title:	Chairman, Chief Executive Officer and President

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.
UBS SECURITIES LLC
MERRILL LYNCH, PIERCE, FENNER & SMITH
           INCORPORATED
BARCLAYS CAPITAL INC.
DEUTSCHE BANK SECURITIES INC.
J.P. MORGAN SECURITIES LLC
WELLS FARGO SECURITIES, LLC
As Representatives of the Underwriters listed on Schedule I

By:	UBS SECURITIES LLC

	By: Name:	/s/ Robert DiGia Robert DiGia
	Title:	Managing Director

	By: Name:	/s/ Robert Crowell Robert Crowell
	Title:	Managing Director

By:	MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

	By: Name:	/s/ Gray Hampton Gray Hampton
	Title:	Managing Director

By:	BARCLAYS CAPITAL INC.

	By: Name:	/s/ Victoria Hale Victoria Hale
	Title:	Vice President

By:	DEUTSCHE BANK SECURITIES INC.

	By: Name:	/s/ Jeremy Fox Jeremy Fox
	Title:	Managing Director

	By: Name:	/s/ Frank Windels Frank Windels
	Title:	Director

By:	J.P. MORGAN SECURITIES LLC

	By: Name:	/s/ Thomas Grier Thomas Grier
	Title:	Managing Director

By:	WELLS FARGO SECURITIES, LLC

	By: Name:	/s/ David Herman David Herman
	Title:	Director

SCHEDULE I
Schedule of Underwriters

Number of
Shares to be
Underwriter	Purchased
UBS Securities LLC	3,250,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,812,500
Barclays Capital Inc.	1,812,500
Deutsche Bank Securities Inc	1,812,500
J.P. Morgan Securities .LLC	1,812,500
Wells Fargo Securities, LLC	1,000,000
KeyBanc Capital Markets Inc	1,000,000

Total	12,500,000

SCHEDULE II
Pricing Term Sheet, dated March 1, 2011, as attached on Schedule III.

SCHEDULE III
Issuer Free Writing Prospectus
filed pursuant to Rule 433
supplementing the Preliminary
Prospectus Supplement dated
February 28, 2011
Registration Nos. 333-159040
HEALTH CARE REIT, INC.
FINAL PRICING TERM SHEET
This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement, dated February 28, 2011. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Capitalized terms used in this Pricing Term Sheet but not defined have the meanings given to them in the Preliminary Prospectus Supplement.

General
Issuer:	Health Care REIT, Inc.

Common Stock	HCN / NYSE
Ticker/Exchange:

Series I Preferred Stock Offering

Title of Securities:	6.50% Series I Cumulative Convertible Perpetual Preferred Stock (“Series I Preferred Stock”)

Offering Size:	$625,000,000 (12,500,000 shares)

Over-allotment Option:	$93,750,000 (1,875,000 shares)

Joint Book-Running Managers:	UBS Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated
Barclays Capital Inc.
Deutsche Bank Securities Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC

Co-Lead Manager:	KeyBanc Capital Markets Inc.

Maturity:	Perpetual

Denomination:	$50 and integral multiples thereof

Issue Price / Liquidation Preference:	$50 per share, plus unpaid accumulated and accrued dividends

Underwriting Discount:	$1.50 per share (3.0%)

Net Proceeds:	HCN estimates that the net proceeds from the Series I Preferred Stock Offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $605.5 million (or approximately $696.4 million if the underwriters exercise their option to purchase additional shares in full).

Use of Proceeds:	HCN intends to use the net proceeds from the Series I Preferred Stock Offering, the Common Stock Offering (as defined below), cash on hand and any amounts raised in future capital raising activities or refinancings to finance the aggregate purchase price of all of the equity interests of FC-GEN Acquisition Holding, LLC, which indirectly owns, leases and has options to purchase certain senior housing and care facilities, including the repayment of any amounts drawn on HCN’s $2.4 billion bridge loan facility for which HCN has obtained a commitment from UBS Loan Finance LLC, UBS Securities LLC, as joint lead arranger, Bank of America, N.A., as co-syndication agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arranger, Barclays Bank PLC, as co-syndication agent, Barclays Capital Inc., as joint lead arranger, Deutsche Bank AG Cayman Islands Branch, Deutsche Bank Securities Inc., as joint lead arranger and co-documentation agent, JPMorgan Chase Bank, N.A., as co-syndication agent, J.P. Morgan Securities LLC, as joint lead arranger, Wells Fargo Bank, N.A., as co-documentation agent, Wells Fargo Securities, LLC, as joint lead arranger, KeyBank National Association, as senior managing agent, and KeyBanc Capital Markets Inc. If such acquisition is not consummated, HCN intends to use the net proceeds from the Series I Preferred Stock Offering for general corporate purposes, including investing in health care and senior housing properties and repaying borrowings under its unsecured line of credit and other outstanding indebtedness. Pending such use, the net proceeds may be invested in short-term, investment grade, interest-bearing securities, certificates of deposit or indirect or guaranteed obligations of the United States.

Cumulative Dividends:	6.50% per annum ($3.25 per annum per share), payable quarterly in arrears on each January 15, April 15, July 15 and October 15 of each year, commencing July 15, 2011.

Method of Payment of Dividends:	Cash

Conversion Premium:	Approximately 20% above the price to public in the Common Stock Offering.

Initial Conversion Rate:	0.8460 shares of HCN common stock per share of Series I Preferred Stock (subject to adjustment).

Initial Conversion Price:	Approximately $59.10 per share of HCN common stock (subject to adjustment).

Conversion Rate Adjustment:	Standard adjustments to Conversion Rate and Conversion Price for dilutive events, as described in the Preliminary Prospectus Supplement.

Redemption Rights:	Series I Preferred Stock will not be redeemable by HCN.

Mandatory Conversion:	On or after April 20, 2018, HCN may at its option cause all (but not less than all) outstanding shares of the Series I Preferred Stock to be automatically converted into a number of shares of Common Stock for each share of Series I Preferred Stock equal to the then-prevailing Conversion Rate, if the Daily VWAP of the Common Stock equals or exceeds 130% of the then-prevailing conversion price for at least 20 Trading Days in a period of 30 consecutive Trading Days, including the last Trading Day of such 30-day period, ending on the Trading Day prior to HCN’s issuance of a press release announcing the mandatory conversion.

In addition, if there are fewer than 1,250,000 shares of Series I Preferred Stock outstanding, HCN may, at any time on or after April 20, 2018, at its option, cause all such outstanding shares of the Series I Preferred Stock to be automatically converted into shares of HCN common stock at the greater of (i) the then-prevailing Conversion Rate and (ii) the liquidation preference divided by the Market Value (as defined in the Preliminary Prospectus Supplement) of the common stock as determined on the second Trading Day immediately prior to the Mandatory Conversion Date.

Ranking:	Preferred

Listing:	We have filed an application to list the Series I Preferred Stock on the NYSE under the symbol “HCN PrI”. If the application is approved, trading of the Series I Preferred Stock is expected to begin within 30 days after the date of initial delivery of the Series I Preferred Stock.

Form:	Registered

Settlement:	DTC

Governing Law:	Delaware

Special Rights Upon a Fundamental Change:	If a holder converts its Convertible Preferred Stock at any time beginning at the opening of business on the trading day immediately following the fundamental change effective date of a fundamental change (as described in the Preliminary Prospectus Supplement) and ending at the close of business on the 30th trading day immediately following such fundamental change effective date, such conversion will be deemed to be in connection with the fundamental change and the holder will automatically receive for each share of Series I Preferred Stock converted the greater of:

•    a number of shares of HCN common stock, as described in the Preliminary Prospectus Supplement under “Description of Series I preferred stock — Conversion Rights” and subject to adjustment as described under “Description of Series I preferred stock — Conversion Rate Adjustment” (with such adjustment or cash payment for fractional shares as HCN may elect, as described under “Description of Series I preferred stock — No Fractional Shares”) plus (ii) the make-whole premium, if any, described in the Preliminary Prospectus Supplement under “— Determination of the make-whole premium”; and

•    a number of shares of HCN common stock equal to the lesser of (i) the liquidation preference divided by the Market Value (as defined in the Preliminary Prospectus Supplement) of HCN common stock on the fundamental change effective date of such fundamental change and (ii) 2.0305 (subject to adjustment)

Determination of the Make-Whole Premium:	If a holder elects to convert its shares of Series I Preferred Stock upon the occurrence of a fundamental change, in certain circumstances, HCN will increase the conversion rate (the “make-whole premium”) by reference to the table below:

Fundamental
Change Effective	Stock price ($)(1)
Date	49.25	55.00	60.00	65.00	70.00	75.00	80.00	85.00
March 7, 2011	0.1692	0.1540	0.1241	0.1012	0.0834	0.0695	0.0584	0.0495
April 15, 2012	0.1692	0.1316	0.1045	0.0840	0.0682	0.0559	0.0463	0.0386
April 15, 2013	0.1692	0.1177	0.0925	0.0734	0.0589	0.0478	0.0391	0.0323
April 15, 2014	0.1692	0.1071	0.0829	0.0647	0.0511	0.0407	0.0328	0.0267
April 15, 2015	0.1692	0.0988	0.0749	0.0571	0.0439	0.0341	0.0268	0.0213
April 15, 2016	0.1692	0.0925	0.0680	0.0499	0.0367	0.0271	0.0204	0.0156
April 15, 2017	0.1692	0.0877	0.0618	0.0423	0.0282	0.0187	0.0125	0.0086
April 20, 2018 and thereafter	0.1692	0.0857	0.0580	0.0351	0.0159	0.0022	0.0000	0.0000

Fundamental
Change Effective	Stock price ($)(1)
Date	90.00	100.00	110.00	125.00	150.00	175.00	200.00
March 7, 2011	0.0422	0.0313	0.0237	0.0159	0.0084	0.0044	0.0022
April 15, 2012	0.0325	0.0234	0.0172	0.0110	0.0052	0.0021	0.0006
April 15, 2013	0.0269	0.0191	0.0139	0.0088	0.0040	0.0015	0.0003

Fundamental
Change Effective	Stock price ($)(1)
Date	90.00	100.00	110.00	125.00	150.00	175.00	200.00
April 15, 2014	0.0220	0.0153	0.0110	0.0069	0.0031	0.0011	0.0002
April 15, 2015	0.0172	0.0117	0.0083	0.0052	0.0023	0.0008	0.0001
April 15, 2016	0.0122	0.0080	0.0056	0.0035	0.0016	0.0005	0.0000
April 15, 2017	0.0062	0.0039	0.0028	0.0019	0.0009	0.0002	0.0000
April 20, 2018 and thereafter	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(1)	The stock prices set forth in the table will be adjusted as of any date on which the Conversion Rate of the Series I Preferred Stock is adjusted by multiplying the applicable price in effect immediately before the adjustment by a fraction:

• whose numerator is the Conversion Rate immediately before the adjustment; and
• whose denominator is the adjusted Conversion Rate
In addition, HCN will adjust the number of additional shares in the table at the same time, in the same manner in which, and for the same events for which, HCN must adjust the Conversion Rate as described in the Preliminary Prospectus Supplement under “Description of preferred stock — Conversion Rate Adjustment.”
The exact stock price and fundamental change effective date may not be set forth on the table, in which case:

•    if the stock price is between two stock prices on the table or the fundamental change effective date is between two fundamental change effective dates on the table, the make-whole premium will be determined by straight-line interpolation between make-whole premium amounts set forth for the higher and lower stock prices and the two fundamental change effective dates, as applicable, based on a 365-day year;

• if the stock price is in excess of $200.00 per share (subject to adjustment in the same manner as the stock price) no make-whole premium will be paid; and
• if the stock price is less than $49.25 per share (subject to adjustment in the same manner as the stock price), no make-whole premium will be paid.
However, the Conversion Rate will not be adjusted as described above to the extent the increase will cause the Conversion Rate to exceed 1.0152. HCN also will adjust this maximum Conversion Rate in the same manner in which, and for the same events for which, it must adjust the Conversion Rate as described in the Preliminary Prospectus Supplement.

CUSIP:	42217K601

ISIN:	US42217K6010

Concurrent Common Stock Offering
Concurrent Offering:	Concurrently with the Series I Preferred Stock Offering, HCN is offering 25,000,000 shares of its common stock (or 28,750,000 shares if the underwriters exercise their overallotment option in full) pursuant to a separate public offering (the “Common Stock Offering”). HCN estimates that the net proceeds from the Common Stock Offering, after deducting underwriting discounts and commissions and estimated offering expenses, will be approximately $1.2 billion ($1.4 billion if the underwriters exercise their over-allotment option in full). HCN intends to use the net proceeds from the Common Stock Offering in the same manner as the net proceeds of the Series I Preferred Stock Offering. The completion of the Series I Preferred Stock Offering is not subject to the completion of the Common Stock Offering and the completion of the Common Stock Offering is not subject to the completion of the Series I Preferred Stock Offering.

Other Offering Information
Pricing Date:	March 1, 2011

Trade Date:	March 2, 2011

Settlement Date:	March 7, 2011 (T + 3)

The issuer has filed a registration statement (including a base prospectus) and a related Preliminary Prospectus Supplement dated February 28, 2011 with the SEC for the offering to which this communication relates. Before you invest, you should read the base prospectus in that registration statement, the related Preliminary Prospectus Supplement and the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, UBS Securities LLC can arrange to send you the prospectus if you request it by calling UBS Investment Bank, Attn: Prospectus Dept., 299 Park Avenue, New York, NY 10171, Telephone: 888-827-7275.

SCHEDULE IV
Schedule of Subsidiaries

State of
Name of Subsidiary	Organization
100 Knoedler Road, LLC	Delaware
1011 E. Pecan Grove Road, LLC	Delaware
10225 Cypresswood Drive, LLC	Delaware
111 Lazelle Road East, LLC	Delaware
1118 N. Stoneman Avenue, LLC	Delaware
1205 North Church Street, LLC	Delaware
1221 Seventh Street, LLC	Delaware
12429 Scofield Farms Drive, LLC	Delaware
130 Buena Vista Street, LLC	Delaware
1329 Brown Street, LLC	Delaware
1340 N. Washington Boulevard, LLC	Delaware
1405 Limekiln Pike, LLC	Delaware
1425 Yorkland Road, LLC	Delaware
1460 Johnson Ferry Road, LLC	Delaware
14707 Northville Road, LLC	Delaware
1500 Borden Road, LLC	Delaware
1565 Virginia Ranch Road, LLC	Delaware
1625 W. Spring Street, LLC	Delaware
1710 S.W. Health Parkway, LLC	Delaware
17231 Mill Forest Road, LLC	Delaware
1785 Freshley Avenue, LLC	Delaware
1818 Martin Drive, LLC	Delaware
1850 Crown Park Court, LLC	Delaware
1920 Cleveland Road West, LLC	Delaware
200 E. Village Road, LLC	Delaware
2005 Route 22 West, LLC	Delaware
209 Merriman Road, L.L.C.	Delaware
2101 New Hope Street, LLC	Delaware
222 East Beech Street — Jefferson, L.L.C.	Delaware
2281 Country Club Drive, LLC	Delaware
22955 Eastex Freeway, LLC	Delaware
23 Southpointe Drive, LLC	Delaware
2325 Rockwell Drive, LLC	Delaware
2341 W. Norvell Bryant Highway, LLC	Delaware
240 E. Third Street, LLC	Delaware
2416 Brentwood Street, LLC	Delaware
2695 Valleyview Boulevard, LLC	Delaware
2860 Country Drive, LLC	Delaware
311 E. Hawkins Parkway, LLC	Delaware
3200 West Slaughter Lane, LLC	Delaware
3434 Watters Road, LLC	Delaware
350 Locust Drive, LLC	Delaware
36101 Seaside Boulevard, LLC	Delaware
3625 Green Crest Street, LLC	Delaware
3921 North Main Street, LLC	Delaware
402 South Colonial Drive, LLC	Delaware
430 North Union Road, LLC	Delaware
4500 Dorr Street Holdings, LLC	Delaware
4855 Snyder Lane, LLC	Delaware
500 Seven Fields Boulevard, LLC	Delaware
515 Jack Martin Boulevard, LLC	Delaware
5165 Summit Ridge Court, LLC	Delaware
5166 Spanson Drive SE, LLC	Delaware
5437 Eisenhauer Road, LLC	Delaware
5521 Village Creek Drive, LLC	Delaware
5550 Old Jacksonville Highway, LLC	Delaware
5700 Karl Road, LLC	Delaware
5902 North Street, LLC	Delaware
655 Mansell Road, LLC	Delaware
721 Hickory Street, LLC	Delaware
7231 East Broadway, LLC	Delaware
731 Old Buck Lane, LLC	Delaware
750 North Collegiate Drive, LLC	Delaware
7950 Baybranch Drive, LLC	Delaware
799 Yellowstone Drive, LLC	Delaware
800 Oregon Street, LLC	Delaware
8503 Mystic Park, LLC	Delaware
8702 South Course Drive, LLC	Delaware
935 Union Lake Road, LLC	Delaware
965 Hager Drive, LLC	Delaware
9802 48th Drive NE, LLC	Delaware
AMCO I, LLC	Wisconsin
Anchor HCN Doylestown, LLC	Delaware
Anchor HCN Properties II, LLC	Delaware
Anchor HCN Properties, LLC	Delaware
Badger RE Portfolio I, LLC	Wisconsin
Badger RE Portfolio II, LLC	Wisconsin
Badger RE Portfolio III, LLC	Wisconsin
Badger RE Portfolio IV, LLC	Wisconsin
Badger RE Portfolio V, LLC	Wisconsin
BAL Colts Neck LLC	Delaware
BAL Fenwick Island LLC	Delaware
BAL Governor’s Crossing LLC	Delaware
BAL Holdings I, LLC	Delaware
BAL Holdings II, LLC	Delaware
BAL Holdings III, LLC	Delaware
BAL Holdings VII, LLC	Delaware
BAL Howell LLC	Delaware
BAL Longwood LLC	Pennsylvania
BAL Reflections LLC	Delaware
BAL Savoy Little Neck LLC	Delaware
BAL Sycamore LLC	Delaware
BAL Toms River LLC	Delaware
Ballard Healthcare Investors, LLC	Delaware
Bardstown Physicians LLC	Delaware
Bellevue Healthcare Properties, LLC	Delaware
Bellevue Physicians, LLC	Delaware
Boardman Physicians LLC	Delaware
Brandall Central Avenue, LLC	Delaware
Bridgeton Healthcare Investors, LLC	Delaware
Brierbrook Partners, L.L.C.	Tennessee
BSL Huntington Terrace LLC	Delaware
CAL-GAT Limited Partnership	Florida
CAL-LAK Limited Partnership	Florida
Cooper Holding, L.L.C.	Florida
Cooper, L.L.C.	Delaware

State of
Name of Subsidiary	Organization
CRP/BWN Litchfield L.L.C.	Delaware
DePaul Physicians, LLC	Delaware
DRF Boardman LLC	Minnesota
DRF Bridgeton LLC	Minnesota
DRF Durango LLC	Minnesota
DRF Great Falls LLC	Minnesota
DRF Lenexa LLC	Minnesota
DRF Lincoln LLC	Minnesota
DRF LSL LLC	Minnesota
DRF Shawnee Mission LLC	Minnesota
DRF South Valley LLC	Minnesota
DRF Southwest Medical Building LLC	Minnesota
DRF Westminster LLC	Minnesota
DSG-2010 Loans I, Inc.	Delaware
Dublin Senior Community DRV, LLC	Oklahoma
Dublin Senior Community WPP, LLC	Oklahoma
FC HCN University Park, LLC	Delaware
FLA-PALM COURT, limited partnership	Florida
Forest City 40 Landsdowne, LLC	Delaware
Forest City 88 Sidney Street, LLC	Delaware
Frauenshuh Ballard LLC	Minnesota
Frauenshuh Bridgeton LLC	Minnesota
Frauenshuh Greeneville LLC	Minnesota
Frauenshuh HealthCare Properties, LLC	Delaware
Frauenshuh HealthCare Real Estate Solutions, LLC	Minnesota
Frauenshuh HealthCare Venture Properties, LLC	Delaware
Frauenshuh Killeen LLC	Minnesota
Gemini Davenport, LLC	Oklahoma
Gemini Las Colinas, L.L.C.	Oklahoma
Gemini Romeoville, LLC	Oklahoma
Gemini SS Lessee, LLC	Oklahoma
Gemini Villa Ventura, L.L.C.	Oklahoma
Gemini Wexford, L.L.C.	Oklahoma
Gig Harbor Physicians, LLC	Delaware
Grand Ledge I, LLC	Delaware
Great Falls Clinic — Frauenshuh, LLC	Minnesota
Greeneville Healthcare Investors, LLC	Delaware
Hammes Company Green Bay I, LLC	Wisconsin
Hammes Company Green Bay II, LLC	Wisconsin
HC Mill Creek I, LLC	Washington
HC Redmond I, LLC	Wisconsin
HC Summit I, LLC	Wisconsin
HCN Access Holdings, LLC	Delaware
HCN Access Las Vegas I, LLC	Delaware
HCN Anchor Covington, LLC	Delaware
HCN BCC Holdings, Inc.	Delaware
HCN Capital Holdings, LLC	Delaware
HCN Development Services Group, Inc.	Indiana
HCN Emerald Holdings, LLC	Delaware
HCN FCE Life Sciences, LLC	Delaware
HCN Interra Lake Travis LTACH, LLC	Delaware
HCN Lake Travis Holdings, LLC	Delaware
HCN Lake Travis Property One, LLC	Delaware
HCN Lake Travis Property Two, LLC	Delaware
HCN Medicus Holdings, LLC	Delaware
HCN Navvis Clarkson Valley, LLC	Delaware
HCN Rendina Holdings, LLC	Delaware
HCN Rendina Merced, LLC	Delaware
HCN-TH Wisconsin I, LLC	Delaware
HCN-TH Wisconsin II, LLC	Delaware
HCN-TH Wisconsin III, LLC	Delaware
HCN-TH Wisconsin IV, LLC	Delaware
HCN-TH Wisconsin V, LLC	Delaware
HCN-TH Wisconsin VI, LLC	Delaware
HCN-TH Wisconsin VII, LLC	Delaware
HCN-TH Wisconsin VIII, LLC	Delaware
HCRE Solutions, LLC	Delaware
HCRI Abingdon Holdings, Inc.	North Carolina
HCRI Abingdon Properties, LP	North Carolina
HCRI Akron Properties, LLC	Delaware
HCRI Ancillary TRS, Inc.	Delaware
HCRI Asheboro Holdings, Inc.	North Carolina
HCRI Asheboro Properties, LP	North Carolina
HCRI Beachwood, Inc.	Ohio
HCRI Boardman Properties, LLC	Delaware
HCRI Broadview, Inc.	Ohio
HCRI Burlington Manor Holdings, Inc.	North Carolina
HCRI Burlington Manor Properties, LP	North Carolina
HCRI Cold Spring Properties, LLC	Delaware
HCRI Concord Place Holdings, Inc.	North Carolina
HCRI Concord Place Properties, LP	North Carolina
HCRI Cumberland Properties, LLC	Delaware
HCRI Dayton Place — Denver Properties, LLC	Delaware
HCRI Draper Place Properties Trust	Massachusetts
HCRI Drum Hill Properties, LLC	Delaware
HCRI Eddy Pond Properties Trust	Massachusetts
HCRI Eden Holdings, Inc.	North Carolina
HCRI Eden Properties, LP	North Carolina
HCRI Emerald Holdings, LLC	Delaware
HCRI Exchange Management I, LLC	Delaware
HCRI Exchange Properties I, LLC	Delaware
HCRI Fairmont Properties, LLC	Delaware
HCRI Financial Services, LLC	Delaware
HCRI Financing, Inc.	Delaware
HCRI Forest City Holdings, Inc.	North Carolina
HCRI Forest City Properties, LP	North Carolina
HCRI Gaston Manor Holdings, Inc.	North Carolina
HCRI Gaston Manor Properties, LP	North Carolina
HCRI Greenville Holdings, Inc.	North Carolina
HCRI Greenville Properties, LP	North Carolina
HCRI High Point Manor Holdings, Inc.	North Carolina
HCRI High Point Manor Properties, LP	North Carolina
HCRI Holdings Trust	Massachusetts
HCRI Hunters Glen Properties, LLC	Delaware
HCRI Illinois Properties II, LLC	Delaware
HCRI Illinois Properties, LLC	Delaware
HCRI Indiana Properties, Inc.	Delaware
HCRI Indiana Properties, LLC	Indiana
HCRI Investments, Inc.	Delaware
HCRI Kansas Properties, LLC	Delaware
HCRI Kentucky Properties, LLC	Kentucky
HCRI Kirkland Properties, LLC	Delaware
HCRI Limited Holdings, Inc.	Delaware
HCRI Logistics, Inc.	Delaware
HCRI Louisiana Properties, L.P.	Delaware
HCRI Marina Place Properties Trust	Massachusetts
HCRI Maryland Properties, LLC	Maryland
HCRI Massachusetts Properties Trust	Massachusetts
HCRI Massachusetts Properties Trust II	Massachusetts
HCRI Massachusetts Properties, Inc.	Delaware
HCRI Merrillville Medical Facility, LLC	Delaware
HCRI Mississippi Properties, Inc.	Mississippi

State of
Name of Subsidiary	Organization
HCRI Missouri Properties, LLC	Delaware
HCRI Nevada Properties, Inc.	Nevada
HCRI New Hampshire Properties, LLC	Delaware
HCRI North Carolina Properties I, Inc.	North Carolina
HCRI North Carolina Properties II, Inc.	North Carolina
HCRI North Carolina Properties III, Limited Partnership	North Carolina
HCRI North Carolina Properties, LLC	Delaware
HCRI Pennsylvania Properties, Inc.	Pennsylvania
HCRI Prestonwood Medical Facility, LLC	Delaware
HCRI Provider Properties, LLC	Delaware
HCRI Ridgeland Pointe Properties, LLC	Delaware
HCRI Senior Housing Properties, Inc.	Delaware
HCRI Skeet Club Manor Holdings, Inc.	North Carolina
HCRI Skeet Club Manor Properties, LP	North Carolina
HCRI Smithfield Holdings, Inc.	North Carolina
HCRI Smithfield Properties, LP	North Carolina
HCRI Southern Investments I, Inc.	Delaware
HCRI Statesville Place Holdings I, Inc.	North Carolina
HCRI Statesville Place Holdings II, Inc.	North Carolina
HCRI Statesville Place Properties I, LP	North Carolina
HCRI Statesville Place Properties II, LP	North Carolina
HCRI Summit Properties, LLC	Delaware
HCRI Tallahassee Medical Facility, LLC	Delaware
HCRI Tennessee Properties, Inc.	Delaware
HCRI Tennessee Properties, LLC	Delaware
HCRI Texas Properties, Inc.	Delaware
HCRI Texas Properties, Ltd.	Texas
HCRI TRS Acquirer II, LLC	Delaware
HCRI TRS Acquirer, LLC	Delaware
HCRI Tucson Properties, Inc.	Delaware
HCRI Van Nuys Medical Facility, LLC	Delaware
HCRI Weddington Park Holdings, Inc.	North Carolina
HCRI Weddington Park Properties, LP	North Carolina
HCRI Westlake, Inc.	Ohio
HCRI Wilburn Gardens Properties, LLC	Delaware
HCRI Wisconsin Properties, LLC	Wisconsin
Healthcare Property Managers of America, LLC	Florida
Heat Merger Sub, LLC	Delaware
Heat OP TRS, Inc.	Delaware
HH Florida, LLC	Delaware
Kaiser Gemini Burgundy, LLC	Oklahoma
Kaiser Gemini Woodland, LLC	Oklahoma
Killeen Healthcare Investors, LLC	Delaware
Lake Mead Medical Investors Limited Partnership	Florida
Lenexa Investors, LLC	Delaware
Med Properties Asset Group, L.L.C.	Indiana
Medical Real Estate Property Managers of America, LLC	Florida
Merrill Gardens Harbor Court, LLC	Washington
Merrill Gardens Windsor Manor, LLC	Washington
MG Landlord, LLC	Delaware
MG Tenant, LLC	Delaware
MGP 41, LLC	Delaware
MGP 42, LLC	Delaware
MGP 43, LLC	Delaware
MGP I, LLC	Washington
MGP V, LLC	Washington
MGP VI, LLC	Washington
MGP X, LLC	Wisconsin
MGP XI, LLC	Wisconsin
MGP XII, LLC	Wisconsin
MGP XIII, LLC	Wisconsin
MGP XIV, LLC	Wisconsin
MGP XIX, LLC	Washington
MGP XL, LLC	Washington
MGP XV, LLC	Wisconsin
MGP XVI, LLC	Wisconsin
MGP XVII, LLC	Washington
MGP XXIX, LLC	Washington
MGP XXV, LLC	Washington
MGP XXXII, LLC	Washington
MGP XXXIII, LLC	Washington
MGP XXXIX, LLC	Washington
MGP XXXVII, LLC	Washington
MGP XXXVIII, LLC	Washington
Midland I, LLC	Delaware
Midwest 108th & Q, LLC	Delaware
Midwest Ames, LLC	Delaware
Midwest Miracle Hills, LLC	Delaware
Midwest Prestwick, LLC	Delaware
Midwest Van Dorn, LLC	Delaware
Midwest Village of Columbus, LLC	Delaware
Midwest Windermere, LLC	Delaware
Midwest Woodbridge, LLC	Delaware
Mill Creek Real Estate Partners, LLC	Delaware
MIMA Real Estate, L.L.C.	Florida
Murrieta Healthcare Investors, LLC	Delaware
Murrieta Healthcare Properties, LLC	Delaware
Paramount Real Estate Services, Inc.	Delaware
Pennsylvania BCC Properties, Inc.	Pennsylvania
Petoskey I, LLC	Delaware
Petoskey II, LLC	Delaware
Plymouth I, LLC	Delaware
PVL Landlord — Hattiesburg, LLC	Delaware
PVL Landlord — STL Hills, LLC	Delaware
PVL Tenant — STL Hills, LLC	Delaware
PVL Tenant- Hattiesburg, LLC	Delaware
Redmond Partners, LLC	Delaware
Senior Star Investments I, LLC	Delaware
Senior Star Tenant, LLC	Delaware
Shawnee Mission Investors, LLC	Delaware
Silverado Senior Living Alhambra, Inc.	California
Silverado Senior Living Azusa, Inc.	California
Silverado Senior Living Costa Mesa, Inc.	California
Silverado Senior Living Dallas, Inc.	Delaware
Silverado Senior Living Encinitas, Inc.	California
Silverado Senior Living Escondido, Inc.	California
Silverado Senior Living Houston, Inc.	Delaware
Silverado Senior Living Las Colinas, Inc.	Delaware
Silverado Senior Living Los Angeles, Inc.	California
Silverado Senior Living of Cypresswood, Inc.	Delaware
Silverado Senior Living of Kingwood, Inc.	Delaware
Silverado Senior Living of Sugarland, Inc.	Delaware
Silverado Senior Living of Woodlands, Inc.	Delaware
Silverado Senior Living Properties, Inc.	Delaware
Silverado Senior Living Redondo Beach, Inc.	California
Silverado Senior Living Salt Lake City, Inc.	Delaware
Silverado Senior Living San Juan Capistrano, Inc.	California
Silverado Senior Living Scottsdale, Inc.	Delaware
Silverado Senior Living Turtle Creek, Inc.	Delaware
Silverado Senior Living Tustin, Inc.	California

State of
Name of Subsidiary	Organization
Silverado Senior Living, Inc.	California
South Valley Medical Building L.L.C.	Minnesota
South Valley Venture, LLC	Minnesota
SSL Aspen Park SPE, LLC	Delaware
SSL Landlord, LLC	Delaware
SSL Sponsor, LLC	Delaware
SSL Tenant, LLC	Delaware
St. Joseph Physicians, LLC	Delaware
Stafford Medical Office Pavilion, LLC	Delaware
Subtenant 10225 Cypresswood Drive, LLC	Delaware
Subtenant 1118 N. Stoneman Avenue, LLC	Delaware
Subtenant 1221 Seventh Street, LLC	Delaware
Subtenant 125 W. Sierra Madre Avenue, LLC	Delaware
Subtenant 1430 East 4500 South, LLC	Delaware
Subtenant 1500 Borden Road, LLC	Delaware
Subtenant 22955 Eastex Freeway, LLC	Delaware
Subtenant 240 E. Third Street, LLC	Delaware
Subtenant 30311 Camino Capistrano, LLC	Delaware
Subtenant 330 North Hayworth Avenue, LLC	Delaware
Subtenant 335 Saxony Road, LLC	Delaware
Subtenant 350 W. Bay Street, LLC	Delaware
Subtenant 3611 Dickason Avenue, LLC	Delaware
Subtenant 514 N. Prospect Avenue, LLC	Delaware
Subtenant 5521 Village Creek Drive, LLC	Delaware
Subtenant 7950 Baybranch Drive, LLC	Delaware
Subtenant 8855 West Valley Ranch Parkway, LLC	Delaware
Subtenant 9410 E. Thunderbird, LLC	Delaware
Voorhees Healthcare Properties, LLC	Delaware
Voorhees Physicians, LLC	Delaware
Warrior LP Holdco, LLC	Delaware
Waterstone I, LLC	Delaware
West Boynton Investors, LLLP	Florida
Westminster Junction Venture, LLC	Minnesota
White Lake I, LLC	Delaware
Windrose 310 Properties, L.L.C.	Tennessee
Windrose 4475 Sierra Properties, L.L.C.	Delaware
Windrose Aberdeen I Properties, L.L.C.	Florida
Windrose Aberdeen II Properties, L.L.C.	Delaware
Windrose Atrium Properties, L.L.C.	Delaware
Windrose AWPC II Properties, LLC	Delaware
Windrose AZ-Tempe Properties, LLC	Delaware
Windrose Bartlett Properties, LLC	Delaware
Windrose Bethesda Properties, LLC	Delaware
Windrose Biltmore Properties, L.L.C.	Virginia
Windrose Central Medical II Properties, L.L.C.	Virginia
Windrose Central Medical III Properties, L.L.C.	Virginia
Windrose Central Medical Properties, L.L.C.	Delaware
Windrose Claremore Properties, LLC	Delaware
Windrose Columbia Properties, Ltd.	Florida
Windrose Congress I Properties, L.P.	Delaware
Windrose Congress II Properties, L.P.	Delaware
Windrose Copley Properties, L.L.C.	Virginia
Windrose Coral Springs Properties, L.L.C.	Virginia
Windrose Cottonwood Properties, LLC	Delaware
Windrose Denton Properties, LLC	Delaware
Windrose Desert Springs Properties, L.P.	Delaware
Windrose East Valley Properties, LLC	Delaware
Windrose East West Properties, L.L.C.	Virginia
Windrose Fayetteville Properties, L.L.C.	Delaware
Windrose Fox Valley Properties, L.L.C.	Virginia
Windrose Frisco I Properties, LLC	Delaware
Windrose Frisco II Properties, LLC	Delaware
Windrose Glendale Properties, LLC	Delaware
Windrose Gwinnett I Properties, L.L.C.	Virginia
Windrose Lafayette Properties, L.L.C.	Delaware
Windrose Lake Mead Properties, L.L.C.	Virginia
Windrose Lakewood Properties, L.L.C.	Virginia
Windrose Las Vegas Properties, LLC	Delaware
Windrose Los Alamitos Properties, LLC	Delaware
Windrose Los Gatos Properties, L.L.C.	Virginia
Windrose Medical Properties Management, L.L.C.	Virginia
Windrose Medical Properties, L.P.	Virginia
Windrose Mount Vernon Properties, L.L.C.	Virginia
Windrose Niagara Falls Properties, LLC	Delaware
Windrose Northside Properties, Ltd.	Florida
Windrose Northwest Professional Plaza Properties, LLC	Delaware
Windrose Ocala Urology Properties, L.L.C.	Virginia
Windrose Okatie I Properties, LLC	Delaware
Windrose Orange Centre Properties, LLC	Delaware
Windrose Orange Properties, L.L.C.	Delaware
Windrose Palm Court Properties, L.L.C.	Virginia
Windrose Palmer Properties, LLC	Delaware
Windrose Palms West III Properties, Ltd.	Florida
Windrose Palms West IV Properties, Ltd.	Florida
Windrose Palms West V Properties, Ltd.	Florida
Windrose Park Medical Properties, L.L.C.	Virginia
Windrose Partell Medical Center, L.L.C.	Virginia
Windrose Physicians Plaza Properties, LLC	Delaware
Windrose Princeton Properties, L.L.C.	Delaware
Windrose Santa Anita Properties, L.L.C.	Delaware
Windrose Sierra Properties, Ltd.	Florida
Windrose Southlake Properties, LLC	Delaware
Windrose Southpointe Properties, L.L.C.	Delaware
Windrose Southside Properties, Ltd.	Florida
Windrose SPE Mount Vernon Properties, Inc.	Georgia
Windrose St. Louis I Properties, LLC	Delaware
Windrose St. Mary’s Medical Professional Building, L.L.C.	Virginia
Windrose Trussville Properties, L.L.C.	Delaware
Windrose TSM I Properties, LLC	Delaware
Windrose Tucson Properties, LLC	Delaware
Windrose Tulsa Properties, L.L.C.	Delaware
Windrose Union City Properties, L.L.C.	Virginia
Windrose Webster Properties, L.P.	Delaware
Windrose Wellington Properties, LLC	Delaware
Windrose Wellington Properties, Ltd.	Florida
Windrose West Boca Properties, Ltd.	Florida
Windrose West Seneca Properties, LLC	Delaware
Windrose West Tower Properties, Ltd.	Florida
Windrose Winn Way Properties, L.L.C.	Virginia
Windrose WPC Jupiter Properties, LLC	Delaware
Windrose WPC Properties, L.P.	Delaware
Windrose Yorkville Properties, L.L.C.	Virginia
WMP AWPC II Management, LLC	Delaware
WMP Bethesda Management, LLC	Delaware
WMP Boynton Beach Management, LLC	Delaware
WMP Cottonwood Management, LLC	Delaware
WMP East Valley Management, LLC	Delaware
WMP Niagara Falls Management, LLC	Delaware
WMP Northwest Professional Plaza Management, LLC	Delaware

State of
Name of Subsidiary	Organization
WMP Physicians Plaza Management, LLC	Delaware
WMP Southlake Management, LLC	Delaware
WMP TSM I Management, LLC	Delaware
WMP Wellington Management, LLC	Delaware
WMP West Seneca Management, LLC	Delaware
WMPT Aberdeen I Management, L.L.C.	Delaware
WMPT Aberdeen II Management, L.L.C.	Delaware
WMPT Atrium Management, L.L.C.	Delaware
WMPT AZ-Tempe Management, LLC	Delaware
WMPT Bartlett Management, LLC	Delaware
WMPT Bellaire HP Properties, L.L.C.	Virginia
WMPT Bellaire HP, L.P.	Virginia
WMPT Bellaire L.P.	Virginia
WMPT Bellaire POB Properties, L.L.C.	Virginia
WMPT Bellaire POB, L.P.	Virginia
WMPT Bellaire Properties, L.L.C.	Virginia
WMPT Boynton West Management, LLC	Delaware
WMPT Claremore Management, LLC	Delaware
WMPT Columbia Management, L.L.C.	Delaware
WMPT Congress I Management, L.L.C.	Delaware
WMPT Congress II Management, L.L.C.	Delaware
WMPT Denton Management, LLC	Delaware
WMPT Desert Springs Management, L.L.C.	Delaware
WMPT Frisco I Management, LLC	Delaware
WMPT Frisco II Management, LLC	Delaware
WMPT Glendale Management, LLC	Delaware
WMPT Gwinnett II Properties, L.L.C.	Delaware
WMPT Lafayette Management, L.L.C.	Delaware
WMPT Las Vegas Management, LLC	Delaware
WMPT Los Alamitos Management, LLC	Delaware
WMPT Northside Management, L.L.C.	Delaware
WMPT Okatie I Management, LLC	Delaware
WMPT Orange Centre Management, LLC	Delaware
WMPT Palmer Management, LLC	Delaware
WMPT Palms West III Management, L.L.C.	Delaware
WMPT Palms West IV Management, L.L.C.	Delaware
WMPT Palms West V Management, L.L.C.	Delaware
WMPT Pearland II Properties, L.L.C.	Virginia
WMPT Pearland II, L.P.	Virginia
WMPT Pearland Properties, L.L.C.	Virginia
WMPT Pearland, L.P.	Virginia
WMPT Princeton Management, L.L.C.	Delaware
WMPT Sacramento Properties, L.L.C.	Virginia
WMPT Sacramento, L.P.	Virginia
WMPT Santa Anita Management, L.L.C.	Delaware
WMPT Sierra Management, L.L.C.	Delaware
WMPT Southpointe Management, L.L.C.	Delaware
WMPT Southside Management, L.L.C.	Delaware
WMPT St. Louis I Management, LLC	Delaware
WMPT Stone Oak Properties, L.L.C.	Virginia
WMPT Stone Oak, L.P.	Virginia
WMPT Tomball Properties, L.L.C.	Virginia
WMPT Tomball, L.P.	Virginia
WMPT Trinity Properties, L.L.C.	Virginia
WMPT Trinity, L.P.	Virginia
WMPT Trussville Management, L.L.C.	Delaware
WMPT Tucson Management, LLC	Delaware
WMPT Tulsa Management, L.L.C.	Delaware
WMPT Webster Management, L.L.C.	Delaware
WMPT Wellington Management, L.L.C.	Delaware
WMPT West Boca Management, L.L.C.	Delaware
WMPT West Tower Management, L.L.C.	Delaware
WMPT WPC Jupiter Management, LLC	Delaware
WMPT WPC Management, L.L.C	Delaware
WTP Healthcare Properties, LLC	Delaware

SCHEDULE V
Executive Officers
George L. Chapman
Charles J. Herman, Jr.
Jeffrey H. Miller
Scott A. Estes
Erin C. Ibele
Daniel R. Loftus
Michael A. Crabtree
John T. Thomas